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                                                                   EXHIBIT 10.32

[WACHOVIA LOGO]

                       February 17, 2006

General Physics Corporation
6095 Marshalee Drive
Suite 300
Elkridge, Maryland 21075

Attention: Sharon Esposito-Mayer

                  Re: Financing and Security Agreement dated as of August 13, 2003 (as amended, modified, substituted, extended, and renewed from time to time, the "Financing Agreement") by and between General Physics Corporation ("General Physics") and Wachovia Bank, National Association (the "Lender")

Ladies and Gentlemen:

      Reference is made to the Financing Agreement for the meaning of capitalized terms not otherwise defined herein. This letter shall be deemed one of the Financing Documents as defined in the Financing Agreement.

      General Physics desires to provide cash to General Physics (UK) Limited("UK") for the purpose of funding the obligations of UK pursuant to the Share Purchase Agreement relating to Peters Management Consultancy Limited, a copy of which is attached hereto and made a part hereof (the "PMC Agreement"). The definition of "Permitted Uses" does not permit the use of proceeds of the Revolving Loan for such a purpose.

      Provided that the purchase price to be paid by UK pursuant to the PMC Agreement does not exceed the sum set forth in the PMC Agreement (i.e., payment of (pound)750,000 as of the date of closing and subsequent payment of (pound)520,000, with an adjustment based on Net Asset Value (as defined in the PMC Agreement, the "Purchase Price")), Lender hereby (a) consents to the use of proceeds of the Revolving Loan to complete the purchase described in the PMC Agreement and (b) consents to the transfer of funds by General Physics to UK by dividend, loan or other means up to the maximum amount which is the equivalent in dollars of the Purchase Price. This letter is limited to the PMC Agreement only and shall not be deemed to waive any other non-compliance under the Financing Agreement, whether or not the events, facts or circumstances giving rise to such non-compliance existed on or prior to the date hereof.

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      This letter shall not constitute a waiver, amendment or modification of any provision of the Financing Agreement or any of the other Financing Documents except as expressly set forth herein.

      The agreements of the Lender under this Agreement are subject to payment by General Physics to Lender of a waiver fee in the amount of $5,000, time being of the essence.

      All other terms and conditions of the Financing Agreement remain unchanged.

                                            Wachovia Bank, National Association

                                            By:________________________________
                                               Lucy C. Campbell
                                               Vice President

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